                                                                     EXHIBIT (a)






                          SECURITIES PURCHASE AGREEMENT


                                 BY AND BETWEEN


                       PROVIDENCE EQUITY PARTNERS III L.P.

                            J K & B CAPITAL III L.P.

                          WIND POINT PARTNERS III, L.P.

                                       AND

                            MGC COMMUNICATIONS, INC.


                            DATED AS OF APRIL 5, 1999

                                TABLE OF CONTENTS


ARTICLE I -   DEFINITIONS......................................................1

SECTION 1.1.  DEFINITIONS......................................................1
SECTION 1.2.  HEREOF, HEREIN, ETC..............................................6
SECTION 1.3.  COMPUTATION OF TIME PERIODS......................................6

ARTICLE II -  SALE AND PURCHASE OF PURCHASED SECURITIES........................7

SECTION 2.1.  SALE AND PURCHASE OF THE PURCHASED SECURITIES....................7
SECTION 2.2.  CLOSING..........................................................7
SECTION 2.3.  USE OF PROCEEDS..................................................7

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................7

SECTION 3.1.  ORGANIZATION AND EXISTENCE.......................................7
SECTION 3.2.  AUTHORIZATION; NO CONFLICTS......................................8
SECTION 3.3.  ENFORCEABILITY...................................................8
SECTION 3.4.  CAPITALIZATION...................................................9
SECTION 3.5.  SUBSIDIARIES; OTHER OWNERSHIP INTERESTS..........................9
SECTION 3.6.  REPORTS AND FINANCIAL STATEMENTS.................................9
SECTION 3.7.  INDEBTEDNESS AND LIENS..........................................10
SECTION 3.8.  ACCOUNTS RECEIVABLE AND BAD DEBTS...............................10
SECTION 3.9.  TAXES...........................................................10
SECTION 3.10. TITLE TO ASSETS.................................................11
SECTION 3.11. MATERIAL CONTRACTS AND OBLIGATIONS..............................11
SECTION 3.12. PROPRIETARY RIGHTS..............................................13
SECTION 3.13. NECESSARY PROPERTY..............................................13
SECTION 3.14. NECESSARY LICENSES..............................................13
SECTION 3.15. COMPLIANCE WITH LAW.............................................14
SECTION 3.16. ENVIRONMENTAL COMPLIANCE........................................15
SECTION 3.17. NO MATERIAL ADVERSE CHANGES.....................................17
SECTION 3.18. NO BROKERS......................................................17
SECTION 3.19. NETWORK.........................................................17
SECTION 3.20. CUSTOMERS AND SUPPLIERS.........................................18
SECTION 3.21. YEAR 2000 COMPLIANCE............................................18
SECTION 3.22. FINANCIAL REPORTS AND SEC DOCUMENTS.............................18
SECTION 3.23. DISCLOSURE......................................................19

ARTICLE IV - PURCHASERS' REPRESENTATIONS......................................19

SECTION 4.1. ORGANIZATION AND GOOD STANDING...................................19
SECTION 4.2. AUTHORIZATION....................................................19
SECTION 4.3. ENFORCEABILITY...................................................19
SECTION 4.4. INVESTMENT INTENT................................................19

ARTICLE V - CONDITIONS TO PURCHASERS' OBLIGATION TO PURCHASE AND THE
COMPANY'S OBLIGATION TO SELL..................................................20

SECTION 5.1. PURCHASERS' CLOSING CONDITIONS...................................20
SECTION 5.2  COMPANY'S CLOSING CONDITIONS.....................................22

ARTICLE VI - COVENANTS APPLICABLE TO THE COMPANY WHILE ANY
PURCHASED SECURITIES ARE OUTSTANDING..........................................22

SECTION 6.1. FURTHER ASSURANCES...............................................22

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
ARTICLE VII - DELIVERY OF FINANCIAL AND OTHER REPORTS WHILE ANY
PURCHASED SECURITIES ARE OUTSTANDING..........................................22

SECTION 7.1. MONTHLY STATEMENTS...............................................23
SECTION 7.2. OTHER FINANCIAL INFORMATION......................................23
SECTION 7.5. OFFICERS' CERTIFICATES...........................................23
SECTION 7.6. NOTICE OF LITIGATION, DEFAULTS, ETC..............................23
SECTION 7.7. OTHER INFORMATION................................................24

ARTICLE VIII - EXPENSES; INDEMNITY............................................24

SECTION 8.1. EXPENSES.........................................................24
SECTION 8.2. INDEMNIFICATION..................................................25
SECTION 8.3. BROKERS' FEES....................................................25

ARTICLE IX - NOTICES..........................................................26

ARTICLE X - SURVIVAL OF COVENANTS, AGREEMENTS, REPRESENTATIONS
AND WARRANTIES, TRANSFER......................................................27

ARTICLE XI - AMENDMENTS AND WAIVERS...........................................27

ARTICLE XII - WAIVER OF JURY TRIAL............................................27

ARTICLE XIII - GOVERNING LAW..................................................27

ARTICLE XIV - PUBLIC ANNOUNCEMENTS............................................28

ARTICLE XV - TIME OF THE ESSENCE..............................................28

ARTICLE XVI - ENTIRE AGREEMENT; COUNTERPARTS; SECTION HEADINGS................28

                         LIST OF EXHIBITS AND SCHEDULES


Exhibit A                  Certificate of Designation
Exhibit B                  Form of Registration Rights Agreement
Exhibit C                  Form of Securityholders' Agreement
Exhibit D                  Form of Opinion of Counsel to the Company
Exhibit E                  Form of Opinion of Regulatory Counsel to the Company

Schedule 2.1:              List of Purchasers

Schedule 3.1(a):           Company's Foreign Qualification

Schedule 3.1(b):           Subsidiaries' Qualification

Schedule 3.4(a):           Capitalization

Schedule 3.4(b):           Options, Etc.

Schedule 3.4(c):           Registration Rights

Schedule 3.5:              Subsidiaries; Other Interests

Schedule 3.6(a)(i):        Historical Financial Statements

Schedule 3.6(a)(ii)        February Balance Sheet

Schedule 3.6(a)(iii)       Projections

Schedule 3.8:              Accounts Receivable

Schedule 3.9:              Taxes

Schedule 3.10:             Title to Assets

Schedule 3.11(a):          Material Contracts

Schedule 3.11(b):          Material Contracts Exceptions

Schedule 3.12(a):          Proprietary Rights

Schedule 3.12(c):          Proprietary Rights Exceptions

Schedule 3.13:             Necessary Property


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
Schedule 3.14:             Licenses

Schedule 3.15:             Compliance with Law

Schedule 3.17:             No Material Adverse Change

Schedule 3.18:             Brokers

Schedule 3.19:             Network

Schedule 3.20:             Customers and Suppliers

Schedule 3.21:             Year 2000 Compliance Plan

                          SECURITIES PURCHASE AGREEMENT


                            MGC COMMUNICATIONS, INC.
                            3301 North Buffalo Drive
                             Las Vegas, Nevada 89129


                                                  As of April 5, 1999



Providence Equity Partners III L.P.
901 Fleet Center
50 Kennedy Plaza
Providence, Rhode Island  02903

JK&B Capital III L.P.
205 N. Michigan Avenue, Suite 808
Chicago, Illinois  60601

Wind Point Partners III, L.P.
One Town Square, Suite 780
Southfield, Michigan  48076

Ladies and Gentlemen:

         The undersigned, MGC Communications, Inc., a Nevada corporation (the "Company"), hereby agrees with you as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in this Article I:

         Affiliate. The term "Affiliate" shall mean with respect to any Person, any other Person that would be considered to be an affiliate of such Person under Rule 144(a) of the Rules and Regulations of SEC, as in effect on the date hereof.

         February Balance Sheet. The term "February Balance Sheet" shall have the meaning specified in Section 3.6(a)(ii).

         Balance Sheet Date. The term "Balance Sheet Date" shall have the meaning specified in Section 3.6(a)(i).

         Business Day. The term "Business Day" shall mean any day other than Saturday, Sunday, a federal holiday or other day on which commercial banks in the State of Rhode Island or Las Vegas, Nevada are required or permitted to close by law.

         Capital Expenditures. The term "capital expenditures" means capital expenditures determined in accordance with GAAP, including in any event capital lease obligations.

         Charter. The term "Charter" means the certificate or articles of incorporation, by-laws, statute, constitution, joint venture, certificate of limited partnership, partnership agreement, articles of organization, limited liability company operating agreement or other organizational document of any Person other than an individual, each as from time to time amended or modified.

         Closing Date. The term "Closing Date" shall have the meaning specified in Section 2.2 or such other date as the Company and the Purchasers may agree upon.

         Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

         Common Stock. The term "Common Stock" shall mean the Common Stock, $.001 par value, of the Company.

         Company. The term "Company" shall mean MGC Communications, Inc., a Nevada corporation.

         Current Financial Statements. The term "Current Financial Statements" shall have the meaning specified in Section 3.6(a)(ii).

         Environment. The term "Environment" shall mean soil, surface waters, groundwater, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium, whether indoors or outdoors.

         Environmental Laws. The term "Environmental Laws" shall mean all federal, foreign, state, local or municipal environmental, health or safety-related laws, regulations, by-laws, rules, ordinances, judicial or administrative decrees or decisions, orders or requirements applicable to the Company or any of its Subsidiaries relating to the physical or environmental condition or use of their respective properties, their respective businesses or pollution or protection of human health or the Environment, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C., ss.9601, et seq., as amended ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901, et seq., as amended, the Clean Air Act, 42 U.S.C. ss. 7401 et seq., as amended, the Clean Water Act, 33 U.S.C ss.1251, et seq., the Toxic Substance Control Act, 15 U.S.C ss.2601 et seq., the Occupational Safety and Health Act, laws relating to Releases or threatened Releases of Hazardous Substances into the Environment or otherwise relating to the manufacture, generation, processing, distribution, use, treatment, storage, abatement, existence, holding, Release, transport or handling of Hazardous Substances, and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances.

         Environmental Permit. The term "Environmental Permit" shall have the meaning specified in Section 3.15(a).

         Equity Securities. The term "Equity Securities" means all shares of capital stock of the Company, including (i) all classes of shares of capital stock, voting and non-voting (including, without limitation, the Purchased Securities), (ii) any warrants, options or other rights to subscribe for or to acquire, directly or indirectly, whether pursuant to any division or split of any class of shares of capital stock of the Company or in connection with a combination, exchange, reorganization, recapitalization, reclassification, merger, consolidation or similar business combination transaction involving the Company or otherwise, (iii) any other equity interests in the Company or any bonds, notes, debentures, or other securities convertible into or exchangeable for, directly or indirectly, any shares of capital stock or equity interests of the Company and (iv) any interests in any of the foregoing in each case outstanding at any time.

         Family Members. The term "Family Members" shall mean, as applied to any individual, a spouse, child, grandchild, parent, brother or sister thereof or any spouse of any of the foregoing, and each trust created for the benefit of one or more of such Persons and each custodian of a property of one or more such Persons.

         FCC.  The term "FCC" shall mean the Federal Communications Commission.

         GAAP. The term "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with prior periods and such that a chartered accountant would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to financial statements in which such principles have been properly applied.

         Governmental Authority. The term "Governmental Authority" shall mean any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government (foreign, federal, local or otherwise) and shall include any international regulatory or trade body or organization and the FCC and any State Regulatory Agency.

         Hazardous Substances. The term "Hazardous Substances" means any pollutant, contaminant, toxic substance, hazardous waste, hazardous material, or hazardous substance, or any oil, petroleum or petroleum product, each as defined or listed in, or classified pursuant to, any Environmental Laws.

         Historical Financial Statements. The term "Historical Financial Statements" shall have the meaning specified in Section 3.6(a)(i).

         Income Statement. The term "Income Statement" shall have the meaning specified in Section 3.6(a)(ii).

         Indebtedness. The term "Indebtedness" shall mean all obligations, contingent (to the extent required to be reflected in financial statements prepared in accordance with GAAP) and otherwise, which in accordance with GAAP should be classified on the obligor's balance sheet as liabilities, including without limitation, in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (iii) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness or performance of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise and (iv) obligations to reimburse issuers of any letters of credit.

         Intellectual Property Rights. The term "Intellectual Property Rights" shall mean all right, title and interest of the Company or any of its Subsidiaries in and to all licenses (other than licenses with respect to the Company's or any of its Subsidiaries' use of off-the-shelf software programs), trademarks, tradenames, service marks, patents, copyrights, processes of every kind and description, manufacturing and technical know-how and information, production and technical data, computer data, printouts and software, trade names, logos, trade secrets and similar properties (including, without limitation, all registrations, renewals or applications for registration or renewal of any of them, in each case whether completed, pending or in the process of preparation), and all licenses, royalty agreements, permits and authorizations with respect to any of the foregoing, in the United States or anywhere else in the world, now or previously used, acquired or developed by or for the Company or any of its Subsidiaries, together with the goodwill of the Company's or any of its Subsidiaries' business associated with the foregoing.

         IRU. The term "IRU" shall mean the right to use a telecommunications system with most of the rights and duties of ownership but without the right to control or manage the facility.

         Leased Real Property. The term "Leased Real Property" shall have the meaning specified in Section 3.11(a)(iii).

         Licenses. The term "Licenses" shall mean all licenses, permits, consents, approvals, concessions and authorizations of all Governmental Authorities, whether foreign, federal, state or local, including, without limitation, the Federal Communications Commission and any State Regulatory Agency and their equivalents in foreign countries.

         Lien. The term "Lien" shall mean (a) any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any property or assets of any character, or upon the income or profits therefrom; (b) any acquisition of or agreement to have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement

(including a capitalized lease); or (c) any sale, assignment, pledge or other transfer for security of any accounts, general intangibles or chattel paper, with or without recourse.

         Majority Purchasers. The term "Majority Purchasers" shall mean, at any time, the holders of more than fifty percent (50%) of the outstanding Purchased Securities.

         Material Adverse Effect. The term "Material Adverse Effect" shall mean, with respect to any Person, any effect that is, or series of related effects that are, in the aggregate, materially adverse to the business, assets, properties, condition (financial or otherwise) or prospects of such Person.

         Person. The term "Person" shall mean an individual, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization and any Governmental Authority.

         Purchased Securities. The term "Purchased Securities" shall mean the Series B Preferred being purchased by the Purchasers pursuant to Section 2.1 of this Agreement, the Common Stock issuable upon conversion of the Series B Preferred or otherwise and any capital stock or other securities of the Company issued or issuable in exchange therefor upon an exchange, conversion, reorganization, reclassification, recapitalization, merger, consolidation or other similar business transaction involving the Company, its Subsidiaries or otherwise.

         Purchaser. The term "Purchaser" shall mean the several purchasers named in Schedule 2.1 (individually, a "Purchaser" and collectively, the "Purchasers") and their respective successors and assigns.

         Related Agreements. The term "Related Agreements" shall mean the Securityholders' Agreement and the Registration Rights Agreement.

         Release. The term "Release" shall mean a "Release" as defined in any Environmental Laws, including, but not limited to, any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping into the Environment in violation of any Environmental Laws.

         Registration Rights Agreement. The term "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated the Closing Date, by and among the Company, and the Purchasers, in the form of Exhibit B attached hereto, as the same may be amended, modified or supplemented from time to time.

         Securities Act. The term "Securities Act" shall mean all applicable securities laws, rules, regulations, notices and policies in force in the United States, as amended, modified or supplemented from time to time.

         SEC.  The term "SEC" shall mean the Securities and Exchange Commission.

         Securityholders' Agreement. The term "Securityholders' Agreement" shall mean that certain Securityholders' Agreement among the Company, the Purchasers and certain holders of the Company's outstanding Common Stock, in the form of Exhibit C attached hereto, as the same may be amended, modified or supplemented from time to time.

         Series B Preferred. The term "Series B Preferred" shall mean the Series B Preferred Stock, $.001 par value, of the Company.

         Senior Secured Notes. The term "Senior Secured Notes" shall mean the $160,000,000 principal amount of 13% Senior Secured Notes due 2004 that have been issued pursuant to an Indenture dated as of September 29, 1997.

         State Regulatory Agencies. The term "State Regulatory Agencies" means any of the various state regulatory agencies with primary regulatory jurisdiction over telecommunications matters.

         Subsidiary. The term "Subsidiary" shall mean any Person of which the Company or other specified Person now or hereafter shall at the time own, directly or indirectly through a Subsidiary, at least a majority of the outstanding Equity Securities (or other shares of beneficial interest) entitled to vote generally.

         "Tax" or "Taxes". The term "Tax" or "Taxes" shall mean all taxes, charges, fees, levies, imposts and other assessments, including all income, sales, use, goods and services, value added, capital, capital gains, alternative net worth, transfer, profits, withholding, payroll, employer health, excise, real property and personal property taxes, and any other taxes, customs duties, fees, assessments or similar charges in the nature of a tax, including, without limitation, pension plan contributions and workers compensation premiums, together with any interest, fines and penalties imposed by any Governmental Authority, and whether disputed or not.

         SECTION 1.2. HEREOF, HEREIN, ETC. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified herein, the term "or" has the inclusive meaning represented by the term "and/or" and the term "including" is not limiting. All references as to "Sections", "Subsections", "Articles", "Schedules" and "Exhibits" shall be to Section, Subsections, Articles, Schedules and Exhibits, respectively, of this Agreement unless otherwise specifically provided.

         SECTION 1.3. COMPUTATION OF TIME PERIODS. In the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein the words "commencing on" mean "commencing on and including", the word "from" means "from and including" and the words "to" and "until" each means "to and including".

                                   ARTICLE II

                    SALE AND PURCHASE OF PURCHASED SECURITIES

         SECTION 2.1. SALE AND PURCHASE OF THE PURCHASED SECURITIES. Subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth or referred to herein, the Company agrees to issue and sell to each Purchaser and each Purchaser agrees to purchase, on the Closing Date, the number of Purchased Securities set forth opposite the name of such Purchaser on Schedule 2.1, at a purchase price per share equal to $9.00.

         SECTION 2.2. CLOSING. The closing of the purchase and sale of the Purchased Securities contemplated by Section 2.1 (the "Closing") will take place at the offices of Edwards & Angell, 2800 BankBoston Plaza, Providence, Rhode Island 02903 at 10:00 a.m. on a mutually agreeable date within five (5) business days of satisfaction of the Conditions to Closing contained in Article V (the "Closing Date"). Subject to the satisfaction of the conditions to Closing set forth in Article V, as payment in full for the Purchased Securities being purchased by the Purchasers under this Agreement on the Closing Date, each Purchaser shall deliver to the Company, in immediately available funds, the amount set forth opposite such Purchaser's name under the heading "Aggregate Purchase Price of the Purchased Securities" on Schedule 2.1.

       SECTION 2.3. USE OF PROCEEDS. Proceeds from the sale of the Purchased Securities hereunder shall be used for the expansion of the Company's telecommunications network and sales and marketing program and for working capital and general corporate purposes, as determined from time to time by the Company's Board of Directors and consistent with the Company's business plan in effect at such time.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         In order to induce the Purchasers to enter into this Agreement and to purchase the Purchased Securities, the Company hereby represents and warrants that:

       SECTION 3.1. ORGANIZATION AND EXISTENCE. (a) The Company is duly organized, validly existing and in good standing in its jurisdiction of organization and is duly qualified as a foreign corporation and authorized to do business in all other jurisdictions in which the nature of its business or property makes such qualification necessary except where the failure to so qualify would not have a Material Adverse Effect. Schedule 3.1(a) lists all of the jurisdictions in which the Company is qualified as a foreign corporation and the dates of such qualifications. The Company has the power to own its properties and to carry on its business as now conducted and as proposed to be conducted. The corporate headquarters, chief executive office and principal place of business of the Company is located in the United States.

       (b) Each of the Company's Subsidiaries is duly organized, validly existing and in good standing in its jurisdiction of incorporation and is duly qualified as a foreign entity and authorized to do business in all other jurisdictions in which the nature of its business or property makes such qualification necessary and where the failure to so qualify would not have a Material Adverse Effect. Schedule 3.1(b) lists all of Company's Subsidiaries and their states of incorporation. Each of the Subsidiaries has the power to own its properties and to carry on its business as now conducted and as proposed to be conducted. The Company holds of record all outstanding shares of each Subsidiary.


         SECTION 3.2. AUTHORIZATION; NO CONFLICTS. The execution, delivery and performance by the Company of this Agreement and of each Related Agreement, and the issuance and sale by the Company of the Purchased Securities hereunder, (a) are within its power and authority, and (b) have been duly authorized by all necessary action of the Company and its stockholders and by all other requisite proceedings. Neither the execution and delivery by the Company of this Agreement or any Related Agreement nor the consummation by the Company of the transactions contemplated thereby (including, without limitation, the purchase and sale of the Purchased Securities hereunder) (a) will violate any provision of the Charter of the Company or any of its Subsidiaries, (b) will violate or conflict with any applicable statute, law, ordinance, rule, regulation, order, judgment, writ, injunction, license, permit or decree applicable to the Company or any of its Subsidiaries, (c) will conflict with or constitute a violation of or a default (or an event which with notice or lapse of time or both, would constitute a default) under, or will result in the termination of, or accelerate performance required by, any Contract to which the Company or any of its Subsidiaries is a party or to which any of the assets or properties of the Company or any of its Subsidiaries are subject, (d) will result in the creation of any Lien upon any of the Equity Securities of the Company or any of its Subsidiaries or upon any of the property or assets of the Company or any of its Subsidiaries, or (e) will require the consent, authorization or approval of, or notice to or filing or registration with, any Person, other than the filing under the Hart-Scott Act, as described in Section 5.1(h) and stockholder approval, if required by Nasdaq.

         SECTION 3.3. ENFORCEABILITY. The execution and delivery by the Company of this Agreement and of each of the Related Agreements, and the issuance and sale by the Company of the Purchased Securities hereunder, will result in legally binding obligations of the Company enforceable against the Company in accordance with the respective terms and provisions hereof and thereof, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings, or to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

         SECTION 3.4.  CAPITALIZATION.

         (a) Schedule 3.4(a) accurately sets forth the number, type and class of Equity Securities the Company is authorized to issue, the name and address of those Persons owning 5% or more of the Company's outstanding Equity Securities immediately prior to giving effect to the transactions contemplated hereby and the number and class of Equity Securities owned by each such record owner. All of the Company's issued Equity Securities have been duly authorized, validly issued and outstanding and are fully paid and non-assessable.

         (b) Options, Etc. Except as set forth on Schedule 3.4(b) and except for the rights of the Purchasers hereunder, no Person has any rights (either pre-emptive or otherwise) or options to subscribe for or purchase from the Company, or any warrants or other agreements providing for or requiring the issuance by the Company of, any Equity Securities or other securities convertible into or exchangeable for, or exercisable into Equity Securities of the Company, or any voting trusts, proxies or agreements relating to the voting of the Company's or any Subsidiary's Equity Securities. The number of shares of Common Stock available for issuance under the Company's Stock Option Plan is 2,640,000. Schedule 3.4(b) sets forth the (i) name of each Person holding such convertible or exchangeable securities, (ii) the type of security, (iii) the amount of shares of Common Stock issuable upon exercise of such securities, and
(iv) the exercise price of such securities.

         (c) Registration Rights. Except as set forth on Schedule 3.4(c) and as provided under the Registration Rights Agreement, no other holder of Equity Securities has registration rights with respect to such Equity Securities.

       SECTION 3.5. SUBSIDIARIES; OTHER OWNERSHIP INTERESTS. Except as set forth on Schedule 3.5 hereto, the Company does not have any Subsidiaries (foreign or domestic) and does not own or hold of record and/or beneficially own or hold, directly or through a Subsidiary, any Equity Securities of any corporation, general or limited partnership, limited liability company, business trust or joint venture or in any other unincorporated trade or business enterprise. Except as set forth on Schedule 3.5 hereto, all outstanding Equity Securities of each such Subsidiary and such other business enterprises is owned by the Company or another Subsidiary of the Company as set forth on such Schedule 3.5, free and clear of any Lien, is validly issued and outstanding, and is fully paid and non-assessable, and there are no commitments for the purchase or sale of, and no options, warrants or other rights to subscribe for or purchase, any Equity Securities of any such Subsidiary.


         SECTION 3.6.  REPORTS AND FINANCIAL STATEMENTS.

         (a) Each Purchaser has heretofore been furnished with the following:

                           (i) true and complete copies of the audited consolidated balance sheet of the Company as of December 31, 1998 (the "Balance Sheet Date"), December 31, 1997 and December 31, 1996 and the related audited statements of earnings, retained earnings and cash flows for the years then ended prepared by Arthur Andersen LLP (with the exception of the financial statements for 1996, which were audited by KPMG
                  LLP) and certified without qualification by such accounting firm to have been prepared in accordance with GAAP, such balance sheets and income statements being attached hereto as
                  Schedule 3.6(a)(i) (collectively, the "Historical Financial Statements");

                           (ii) the consolidated balance sheet and statement of income and cash flow of the Company and its subsidiaries as of February 28, 1999 (the "February Balance Sheet") and statement of income for the two-month period ended February 28, 1999 (the "Income Statement", and together with the February Balance Sheet, the "Current Financial Statements"), such February Balance Sheet being attached hereto as Schedule 3.6(a)(ii); and

                           (iii)    the budget for the Company and its
                  Subsidiaries for 1999 and the projections of the future performance of the Company and its Subsidiaries, on a consolidated basis, including annual income, net profits and cash flows for each year of the three-year period ending 2001 and attached hereto as Schedule 3.6(a)(iii) (collectively, the "Projections").

         (b) The Projections have been prepared in good faith and are based on what the Company and its management believe to be a reasonable assessment of the future performance of the Company and its Subsidiaries. All material assumptions used in the preparation of the Projections are set forth in the notes thereto. Notwithstanding the foregoing, no representation is made that the projections will be attained.

         SECTION 3.7. INDEBTEDNESS AND LIENS. Neither the Company nor any of its Subsidiaries has Indebtedness or Liens upon any of their properties other than those which are reflected on the February Balance Sheet and Indebtedness incurred in the ordinary course of business since February 28, 1999.


         SECTION 3.8. ACCOUNTS RECEIVABLE AND BAD DEBTS. All notes and accounts receivable of the Company and its Subsidiaries shown on the February Balance Sheet were generated for valid consideration in the ordinary course of business. Attached as Schedule 3.8 is a true, complete and accurate list as of February 28, 1999 of (i) the amount of accounts receivable of the Company and its Subsidiaries which had not been paid within sixty (60) days of the date due and the amount thereof and which had not been paid within ninety (90) days of the date due and the amount thereof, (ii) the aggregate amount of accounts receivable of the Company and its Subsidiaries that were written off in each of fiscal year 1997 and fiscal year 1998 and (iii) the aggregate amount of obligations owed to the Company or any of its Subsidiaries which have been classified as bad debts, and with respect to each such obligation in excess of $1,000, the name of each debtor and the total amount due from each such debtor.

         SECTION 3.9. TAXES.

         (a) Each of the Company and its Subsidiaries has prepared and filed on time with all appropriate Governmental Authorities all Tax returns and other material documents that it has been required to file in respect of any Taxes for all fiscal periods ending on or prior to the Closing Date and all such returns or other material documents are correct and complete in all material respects.

         (b) Each of the Company and its Subsidiaries has paid in full all Taxes due on or before the date hereof and, in the case of such Taxes accruing on or before such date that are not due on or before such date, the Company has made adequate provision in its books and records and financial statements including the February Balance Sheet referred to in Section 3.6(a)(ii) for such payment.

         (c) Each of the Company and its Subsidiaries has withheld from each payment made to any of its present or former employees, officers, directors and managers all amounts required by law to be withheld or remitted. Each of the Company and its Subsidiaries has remitted all pension plan and social security contributions and other Taxes payable by it in respect of its employees. Each of the Company and its Subsidiaries has charged, collected and remitted all Taxes as required under applicable legislation on any sale, supply or delivery whatsoever, made by the Company or any of its Subsidiaries.

         (d) Except as set out in Schedule 3.9, there are no material reassessments of Taxes of the Company or any of its Subsidiaries that have been issued and are outstanding. No Governmental Authority has challenged, disputed or questioned the Company or any of its Subsidiaries in respect of any Taxes or of any Tax returns, filings or other reports filed under any statute providing for such Taxes.

         SECTION 3.10. TITLE TO ASSETS. Except as disclosed on Schedule 3.10, the Company and its Subsidiaries own all of their assets, and have good and marketable title with respect thereto, reflected in the February Balance Sheet, subject to no Liens.

         SECTION 3.11. MATERIAL CONTRACTS AND OBLIGATIONS. (a) Attached hereto as Schedule 3.11(a) is a true, complete and accurate list, categorized by subject matter, of all of the following material outstanding contracts, plans, leases, and commitments and other agreements (collectively "Contracts") entered into by the Company or any of its Subsidiaries which are in writing or have been orally agreed to by the Company or any of its Subsidiaries:


         (i) each operating agreement with a long-distance provider or local exchange carrier providing for the carriage and/or exchange of telecommunications traffic;

         (ii) each Contract relating to the lease of or right to use, either as lessor or lessee, (x) fiber optic cable, (y) collocating equipment and (z) switches, setting forth the names of the lessor and lessee and a description of the property and property interest leased, in each case involving an amount in excess of $50,000 for a given year;

         (iii) each Contract relating to the lease of real property (the "Leased Real Property"), either as lessor or lessee setting forth the names of the lessor and lessee, the location of the real property, and its use;

         (iv) all Contracts for the purchase or sale of services, materials, products or supplies which involve aggregate payments by the Company or any of its Subsidiaries of more than $100,000 or involve aggregate payments to the Company or any of its Subsidiaries of more than $100,000, or which were entered into other than in the ordinary course of business of the Company or any of its Subsidiaries;

         (v) all Contracts or arrangements providing for stock options or stock purchases, bonuses, pensions, deferred or incentive compensation, retirement or severance payments, profit-sharing, insurance or other benefit plans or programs for any officer, consultant, director or employee of the Company or any of its Subsidiaries;

         (vi) all Contracts for construction or for the purchase of real estate, improvements, fixtures, equipment, machinery and other items which under GAAP constitute capital expenditures and which individually or in the aggregate for any related group of items involve expenditures of the Company or any of its Subsidiaries in excess of $100,000;

         (vii) all Contracts relating in any way to Indebtedness of the Company or its Subsidiaries, except for contracts individually involving less than $100,000;

         (viii) all Contracts substantially restricting the Company or any of its Subsidiaries from engaging in any line of business or competing with any Person or in any geographical area, or from using or disclosing any information in its possession (other than routine supplier and customer confidentiality agreements);

         (ix) all joint venture Contracts and other Contracts involving a sharing of profits, revenue or cash flow, including any such Contracts related to the sharing of revenue, profit or cash flow from the lease of towers or space on towers;

         (x) all other Contracts, except those which are (A) cancelable on 30 days' or less notice without any penalty or other financial obligation or (B) if not so cancelable, involve annual aggregate payments by or to the Company or any of its Subsidiaries of $100,000 or less;

         (xi) all written Contracts of employment with any officer, consultant, director or employee and any such oral Contracts which are not terminable at will by the Company or any of its Subsidiaries; and

         (xii) all other "material contracts" within the meaning of Item 601 of the SEC's Regulation S-K.

         (b) Except as set forth on Schedule 3.11(b) hereto, all Contracts required to be disclosed to the Purchaser pursuant to this Section 3.11 are valid, binding and in full force and effect as to the Company or its Subsidiaries, and neither the Company nor, to the Company's knowledge after inquiring of its officers and employees, any other party thereto, is in breach or violation of, or default under, nor is there any reasonable basis for a claim of such breach or violation by the Company or its Subsidiaries or such default by the Company or its Subsidiaries under, the terms of any such Contract, and no event has occurred which constitutes or, with the lapse of time or the giving of notice or both, would constitute, such a breach, violation or default by the Company or its Subsidiaries thereunder. None of the rights of the Company or its Subsidiaries under any of the Contracts is subject to termination or modification as a result of the transactions contemplated by any Purchase Document.

         SECTION 3.12.  PROPRIETARY RIGHTS.

         (a) Schedule 3.12(a) lists: (i) all registered Intellectual Property Rights, together with applications therefor that are pending or in the process of preparation specifying (A) the owner thereof, and (B) the date of expiration, if any, thereof; (ii) all licenses (other than licenses with respect to the Company's or its Subsidiaries' use of off-the-shelf software programs) and other agreements allowing the Company to use the Intellectual Property Rights; (iii) all unregistered Intellectual Property Rights which are material to the business of the Company or any of its Subsidiaries; and (iv) all royalty agreements relating to any Intellectual Property Rights and to which the Company or any of its Subsidiaries is a party.

         (b) To the knowledge of the Company, each of the Company and its Subsidiaries is the sole and exclusive owner of the Intellectual Property Rights listed on Schedule 3.12(a) set forth opposite its name, free and clear of any claims or Liens, other than as set forth on such Schedule 3.12(a). To the knowledge of the Company, none of the Intellectual Property Rights infringes upon the rights of any third party nor does any use by any third party of any of the Intellectual Property Rights infringe upon any of the rights of the Company of any of its Subsidiaries therein, and there are no claims pending or threatened in connection with any such infringement with respect to any of the Intellectual Property Rights.

         (c) Except as listed on Schedule 3.12(c), neither the Company nor any Subsidiary pays any royalty to any Person with respect to any of the Intellectual Property Rights or any of the expertise relating thereto, nor does the Company or any of its Subsidiaries receive royalties with respect thereto. Neither the Company nor any of its Subsidiaries has licensed or sublicensed any of the Intellectual Property Rights to any Person except as set forth on
Schedule 3.12(c).

         SECTION 3.13. NECESSARY PROPERTY. Except as may be set forth in
Schedule 3.13 and the other Schedules hereto, the properties and assets owned, leased by or licensed to the Company or any of its Subsidiaries and reflected in the Current Financial Statements and any properties or assets acquired since February 28, 1999, constitute all of the material real and personal properties, tangible and intangible, which are necessary, used or useful in the conduct of its business in the manner and to the extent presently conducted by them.

         SECTION 3.14. NECESSARY LICENSES. (a) Schedule 3.14 sets forth a list of each License used by the Company or any of its Subsidiaries in the conduct of its business. True and correct copies of each License set forth on Schedule 3.14, and all amendments thereto to the date hereof, have been delivered by the Company to the Purchasers. Except as set forth on
Schedule 3.14, the Company and its Subsidiaries holds all necessary Licenses which are required in connection with the ownership and operation of its business, except for such Licenses, the lack of which would not have a Material Adverse Effect. All Licenses are in full force and effect. The Company and its Subsidiaries have complied in all material respects with the terms of the Licenses which they hold and there are no pending modifications, amendments or revocations of the Licenses which would adversely affect the ownership or the operation of its business. All fees due and payable from the Company or any of its Subsidiaries to Governmental Authorities pursuant to the Licenses have been paid. All reports required of the Company or any of its Subsidiaries to be filed in connection with the Licenses have been timely filed and are accurate and complete.

         (b) Except as specified in Schedule 3.14, no registrations, filings, applications, notices, transfers, consents, approvals, audits, qualifications, waivers or other action of any kind is required by virtue of the execution and delivery of this Agreement or any Related Agreement, or of the consummation of the transactions contemplated hereby or thereby (a) to avoid the loss of any License or any asset, property or right pursuant to the terms thereof or the violation or breach of any law applicable thereto, or (b) to enable the Company and its Subsidiaries to hold and enjoy the same after the Closing Date in the conduct of its business as conducted immediately prior to the Closing Date. In particular, except as set forth in Schedule 3.14, execution and delivery of this Agreement and the Related Agreements, and consummation of the transactions contemplated therein, will not constitute a change of control in the Company or its Subsidiaries, or otherwise require authorization, approval, consent, or filing of registration with any Governmental Authority, and will not violate or conflict with any applicable provision of the laws, rules, and regulations administered by any Governmental Authority.

         SECTION 3.15.  COMPLIANCE WITH LAW.

         (a) Except as may be set forth in Schedule 3.15, neither the Company nor any Subsidiary is in default under, or in violation of, any laws, rules or regulations (including, without limitation, foreign, federal, state or local laws, rules or regulations relating to the issuance or sale of securities, telecommunications, anti-trust, occupational safety, the protection of the environment, transportation, storage or disposal of hazardous waste, anti-pollution and air and water quality laws), or any Licenses, granted by, or any judgment, decree, writ, injunction or order of, any Governmental Authority, applicable to its business or any of its properties or assets, which defaults and violations would in the aggregate expose the Company and its Subsidiaries to liabilities in excess of an aggregate of $250,000 or otherwise materially adversely affect the assets or properties or business or operations of the Company and its Subsidiaries or requiring or prohibiting future activities. Neither the Company nor any Subsidiary has received any notification alleging any violations of any of the foregoing with respect to which adequate corrective action has not been taken.

         (b) Except as set forth on Schedule 3.15, There are no proceedings or investigations pending or threatened, before the FCC or any State Regulatory Agency directed specifically at the Company or, in the case of matters of general applicability to the telecommunications industry, in which the Company is identified for possible disparate treatment or whose outcome may have a disparate impact on the Company in which any of the following matters are being considered which are reasonably likely to have a material adverse effect on the Company, nor has the Company or any of its Subsidiaries received written notice or inquiry from the FCC or any State Regulatory Agency, indicating that any of such matters should be considered or may become the object of consideration or investigation specifically regarding the Company which are reasonably likely to have a material adverse effect on the Company or, in the case of matters of general applicability to the telecommunications industry, in which the Company is identified for possible disparate treatment or whose outcome may have a disparate impact on the Company: (a) increases or reductions in access charges, universal service contributions or the like; (b) traffic routing restrictions or restrictions on use of facilities; (c) reduction or restriction of rates charged to customers; (d) reduction of earnings; (e) refunds or other forfeitures of amounts previously charged to customers; (f) use of NXX codes; or (g) failure to meet any expense, infrastructure, service quality or other commitments previously made to or imposed by the FCC or any State Regulatory Agency.

         (c) Except as set forth on Schedule 3.15, neither the Company nor any of its Subsidiaries has any outstanding commitments made in the context of a matter or proceeding related specifically to the Company or, in the case of matters of general applicability to the telecommunications industry, in which the Company is identified for possible disparate treatment or whose outcome may have a disparate impact on the Company (and no such obligations have been imposed upon the Company and remain outstanding), regarding: (a) increases or reductions in access charges, universal service contributions or the like; (b) traffic routing restrictions or restrictions on use of facilities; (c) reduction or restriction of rates charged to customers; (d) reduction of earnings; (e) refunds or other forfeitures of amounts previously charged to customers; (f) use of NXX codes; or (g) expenses, infrastructure expenditures, service quality or other regulatory requirements, to or by the FCC or any State Regulatory Agency, in each case which are reasonably likely to have a material adverse effect on the Company.

         SECTION 3.16.  ENVIRONMENTAL COMPLIANCE.

         (a) All Licenses which are required under Environmental Laws (each an "Environmental Permit") for the conduct of the Company's and its Subsidiaries' business or the operation of any property owned, leased or occupied by the Company or any of its Subsidiaries which are required to be obtained or applied for by the Company or any of its Subsidiaries have been so obtained or applied for.

         (b) Neither the Company nor any Subsidiary has failed to comply with any Environmental Laws or any Environmental Permit and neither the Company nor any Subsidiary has been notified by any Governmental Authority of any such non-compliance and, to the best knowledge of the Company after inquiring of its officers and employees, there are no facts indicating, that any Environmental Permit will be modified, suspended, canceled or revoked or cannot be renewed in the ordinary course of business.

         (c) No Hazardous Substance is presently or has been in the past generated, stored, handled, treated, transported to or from or disposed of on any property currently or formerly owned by the Company or any of its Subsidiaries, or operated or leased by the Company or any of its Subsidiaries (during the period of such operation or lease) and, to the best knowledge of the Company after inquiring of its officers and employees, no property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries has been used by others, including but not limited to prior owners, lessees and operators, for the generation, storage, handling, treatment, transportation or disposal of any Hazardous Substance. Neither the Company nor any Subsidiary has generated, disposed of, transported or arranged for the transportation (directly or indirectly) of any Hazardous Substances to any location that is listed or, to the best knowledge of the Company after inquiring of its officers and employees, proposed for listing on the National Properties List or the CERCLA Information System under CERCLA, or under any similar state, local or foreign list, or where there has been a Release or suspected Release of a Hazardous Substance. To the best knowledge of the Company after inquiring of its officers and employees, no part of any property owned, operated or leased by the Company or any of its Subsidiaries ever was used as (i) a gasoline service station or for the purpose of selling, dispensing, storing, transferring or handling petroleum or petroleum products, or (ii) as a dry-cleaning establishment.

         (d) Neither the Company nor any Subsidiary has received any notice or order from any Person advising it that it is responsible for or potentially responsible for cleanup or remediation of any Hazardous Substances and neither the Company nor any Subsidiary has entered into any agreements concerning such cleanup. No work, repair, construction or capital expenditure is planned or required in respect of the assets of the Company or any of its Subsidiaries pursuant to or to comply with any Environmental Law, nor has the Company or any of its Subsidiaries received any notice of any such requirement.

         (e) There is no Environmental claim pending or, to the best knowledge of the Company after inquiring of its officers and employees, threatened against the Company or any of its Subsidiaries or pending or, to the best knowledge of the Company after inquiring of its officers and employees, threatened against any other Person whose liability for any Environmental claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law. No real property currently or formerly owned by the Company or any of its Subsidiaries, or operated or leased by the Company or any of its Subsidiaries (during the period of such operation or lease) has been impacted by any Release or threatened Release of any Hazardous Substance and no condition exists which may result in a claim, right of action, or recovery by any Person under any Environmental Law.

         (f) Each of the Company and its Subsidiaries has delivered or otherwise made available for inspection to the Purchasers true, accurate and complete copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by the Company or any of its Subsidiaries pertaining to Hazardous Substances in, on, beneath or adjacent to any property or regarding compliance by the Company or any of its Subsidiaries with applicable Environmental Laws.

         (g) No transfers of permits or other governmental authorizations under Environmental Laws, and no additional permits or other governmental authorizations under Environmental Laws, will be required to permit the Company and its Subsidiaries to conduct the business of the

Company and its Subsidiaries in full compliance with all applicable Environmental Laws immediately following the Closing, as conducted by the Company and its Subsidiaries immediately prior to the Closing.

         (h) There are no underground or above-ground storage tanks (whether or not currently in use) located on or under any real property currently owned or operated by the Company or any of its Subsidiaries, and no underground tank previously located on any real property currently owned or operated by the Company or any of its Subsidiaries has been removed from that property. To the best of the Company's knowledge, there are no underground or above-ground storage tanks (whether or not currently in use) located on or under any Leased Real Property.

         (i) Neither the Company nor any Subsidiary nor any of the currently or formerly owned or operated property used by the Company or any Subsidiary is the subject of any pending or, to the best knowledge of the Company after inquiring of its officers and employees, threatened federal, state or local enforcement action, investigation, remedial action, litigation, claim or notice by any Person under any Environmental Laws.

         SECTION 3.17. NO MATERIAL ADVERSE CHANGES. Except as set forth on
Schedule 3.17, since the Balance Sheet Date, there has occurred no material adverse change in the business, assets, properties, prospects, operations, or condition (financial or otherwise) of the Company or any of its Subsidiaries, whether or not in the ordinary course of business, whether separately or in the aggregate with other occurrences or developments, and whether insured against or not.

         SECTION 3.18. NO BROKERS. Except as set forth on Schedule 3.18, the Company has not employed any broker, finder, advisor or intermediary in connection with the transactions contemplated hereby which would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation of the transactions contemplated by this Agreement or any Related Agreement.

         SECTION 3.19.  NETWORK.

         (a) Schedule 3.19 sets forth, as of February 28, 1999 (i) the location of each switch owned by the Company and the switch's make and model and
(ii) the location of all of the Company's colocation sites.

         (b) The Company's switches are (i) fully installed, (ii) interconnected to the incumbent telephone company's local network and (iii) capable of carrying commercial traffic.

         (c) The Company's colocation sites possess all of the necessary equipment to carry commercial traffic and are linked via leased or owned transmission cable to a switch owned by the Company.

         SECTION 3.20.  CUSTOMERS AND SUPPLIERS.

         (a) Schedule 3.20(a) sets forth the ten largest telecommunications customers of the Company and its Subsidiaries for the Las Vegas, Atlanta and Southern California markets and the gross revenues and percentage of consolidated net sales for each such customer for 1998.

         (b) Schedule 3.20(b) sets forth as of February 28, 1999 (i) the total number of lines sold and (ii) the total number of lines in service.

         (c) Less than three percent (3%) of the Company's consolidated revenues is derived from local resale of telecommunications services.

         SECTION 3.21. YEAR 2000 COMPLIANCE. The Company has performed an audit to determine if the material hardware and software systems used by the Company and the Company's key vendors and suppliers are Year 2000 Compliant or will be Year 2000 Compliant by December 31, 1999, and, based on that, has formulated a plan to make such systems Year 2000 Compliant, as more particularly described on
Schedule 3.21 (the "Year 2000 Compliance Plan"). The term "Year 2000 Compliant" as used herein means that the computer systems at issue will accurately process, provide, and receive date data from, into, and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and leap year calculations. The Company represents that it is using its best efforts to achieve the goals set forth in its Year 2000 Compliance Plan, and that if such goals are achieved, the material hardware and software systems used by the Company will be Year 2000 Compliant by December 31, 1999.

         SECTION 3.22. FINANCIAL REPORTS AND SEC DOCUMENTS. The Company's Annual Reports on Form 10-K for the fiscal years ended December 31, 1998 and December 31, 1997, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed with the SEC (collectively, "SEC Documents"), as of the date filed, (A) complied or will comply as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any of the Company's SEC Documents (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of the Company and its Subsidiaries as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the Company's SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the Company and its Subsidiaries for the period to which they relate, in each case, in compliance with applicable accounting requirements and with the published rules of the SEC with respect thereto and in accordance with GAAP consistently applied during the periods involved, except, in each case, as may be noted herein, subject to normal year-end audit adjustments in the case of unaudited statements.

         SECTION 3.23. DISCLOSURE. No representation, warranty or statement made in this Agreement, any Purchased Security, any Related Agreement or any agreement, certificate, statement or document furnished by or on behalf of the Company in connection herewith or therewith when considered as a whole contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE IV

                           PURCHASERS' REPRESENTATIONS

         Each of the Purchasers hereby, severally and not jointly, represents and warrants to the Company as follows:

         SECTION 4.1. ORGANIZATION AND GOOD STANDING. Such Purchaser is validly existing and in good standing under the laws of the state of its formation.

         SECTION 4.2. AUTHORIZATION. This Agreement and the Related Agreements to which such Purchaser is a party have been executed by a duly authorized Person on its behalf and the execution, delivery and performance hereof and thereof (a) have been duly authorized by all appropriate action, and (b) will not violate the provision of any material law or regulation of any Governmental Authority applicable to it or constitute a violation of any material agreement or instrument by which it is bound.

         SECTION 4.3. ENFORCEABILITY. The execution and delivery of this Agreement and the Related Agreements and the transactions contemplated thereunder will result in legally binding obligations of such Purchaser enforceable against such Purchaser in accordance with the respective terms and provisions hereof and thereof, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings or to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

         SECTION 4.4. INVESTMENT INTENT. Such Purchaser (i) is an "accredited investor" as defined in Regulation D of the Securities Act, (ii) is acquiring the Purchased Securities to be purchased by such Purchaser pursuant to Section
2.1 hereof for investment and not with a view to the distribution thereof, and
(iii) has not engaged any broker, agent or finder who may claim a fee in connection with the acquisition of the Purchased Securities.

                                    ARTICLE V

            CONDITIONS TO PURCHASERS' OBLIGATION TO PURCHASE AND THE
                          COMPANY'S OBLIGATION TO SELL

         SECTION 5.1. PURCHASERS' CLOSING CONDITIONS. Each Purchaser's obligation to purchase the Purchased Securities pursuant to Section 2.1 is subject to compliance by the Company with its agreements herein contained, and to the satisfaction, on or prior to the Closing Date of the following conditions:

         (a) Related Agreements. Each of the Related Agreements shall have been executed and delivered in the form attached hereto or in such other form satisfactory to the Purchasers. All covenants, agreements and conditions contained in the Related Agreements which are to be performed or complied with on or prior to the Closing Date shall have been performed or complied with in all material respects.

         (b) Charter Documents. The Purchasers shall have received from the Company a copy, certified by the appropriate Governmental Authority to be true and complete as of a date no more than twenty (20) days prior to the Closing Date, of (a) the certificate of incorporation of the Company and each of its Subsidiaries and (b) a certificate, dated not more than twenty (20) days prior to the Closing Date, of the relevant Governmental Authority or other appropriate official of each State in which each of the Company and its Subsidiaries is incorporated or qualified to do business, as to such Person's good standing in such State or qualification to do business, as the case may be.

         (c) Proof of Action. The Purchasers shall have received from the Company copies, certified by a duly authorized officer thereof to be true and complete as of the Closing Date, of the records of all action taken to authorize the execution, delivery and performance of this Agreement and each of the Related Agreements to which the Company is a party.

         (d) Incumbency Certificate. The Purchasers shall have received from the Company an incumbency certificate, dated the Closing Date, signed by a duly authorized officer thereof and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of the Company, this Agreement and each of the Related Agreements to which the Company is or is to become a party, and to give notices and to take other action on behalf of the Company under each of such documents.

         (e) Legal Opinion. The Purchasers shall have received from Ellis, Funk, Goldberg, Labovitz & Dokson, P.C., counsel to the Company, an opinion substantially in the form of Exhibit D attached hereto.

         (f) Regulatory Opinion. The Purchasers shall have received from Kelley Drye & Warren LLP, regulatory counsel to the Company, an opinion reasonably satisfactory to the Purchasers, or otherwise substantially in the form of Exhibit E attached hereto.

         (g) Representations and Warranties; Covenants; Officers' Certificates. The representations and warranties contained or incorporated by reference herein shall be true and correct in all material respects (except those representations and warranties qualified by materiality, which shall be true and correct in all respects) on and as of the Closing Date. The Company shall have performed and complied with all conditions and agreements required to be performed or complied with by it prior to the Closing. The Purchasers shall have received on the Closing Date a certificate with respect to the foregoing executed by an authorized officer of the Company.

         (h) Legality; Governmental and Other Authorizations. The purchase of the Purchased Securities shall not be prohibited by any law or governmental order or regulation, and shall not subject any Purchaser to any penalty, special Tax, or other onerous condition. All necessary consents, approvals, Licenses, orders and authorizations of, and registrations, declarations and filings with, any Governmental Authority (including the FCC and any State Regulatory Agency) or any other Person, with respect to any of the transactions contemplated by this Agreement or any of the Related Agreements, shall have been duly obtained or made and shall be in full force and effect. The applicable waiting periods shall have expired or been terminated and no objection shall have been made by the Federal Trade Commission ("FTC"), the United States Department of Justice ("DOJ") or other applicable governmental agency with respect to the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended (the "Hart-Scott Act"). The Nasdaq Stock Market ("Nasdaq") shall have issued written confirmation to the Company satisfactory to the Purchasers stating that stockholder approval of the transactions contemplated hereby is not required by Nasdaq's rules and regulations.

         (i) Filing of Certificate of Designation. The Purchasers shall have received satisfactory evidence of the filing of the Certificate of Designation with the Secretary of State of Nevada.

         (j) Payment of Certain Fees and Disbursements. The Purchasers shall have been paid their pro rata portion of the $500,000 investment fee and shall have been reimbursed for all reasonable costs and expenses (including, but not limited to, legal, consulting and accounting) incurred by them through the Closing Date in connection with the transactions contemplated by this Agreement.

         (k) Registration Rights Agreement. The Company and the Purchasers shall have executed the Registration Rights Agreement in the form of Exhibit B hereto.

         (l) General. All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement and the Related Agreements shall be satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers shall have received copies of all documents, including, without limitation, records of corporate or other proceedings, opinions of counsel and consents which the Purchaser may have reasonably requested in connection therewith.

         The agreements, certificates, documents, other evidence of compliance and opinions described in this Section 5.1 shall be in form and substance reasonably acceptable to each Purchaser, and shall, except as otherwise provided, be delivered to the Purchasers at the Closing; provided, however, any one or more of the foregoing conditions may be waived with the prior written consent of each Purchaser.

         SECTION 5.2. COMPANY'S CLOSING CONDITIONS. The Company's obligation to sell the Purchased Securities pursuant to Section 2.1 is subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

         a. Hart-Scott Act. The applicable waiting periods shall have expired or been terminated and no objection shall have been made by the FTC, DOJ or other applicable governmental agency with respect to the Hart-Scott Act.

         b. Representations and Warranties. The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects (except those representations and warranties qualified by materiality, which shall be true and correct in all respects) on and as of the Closing Date.

         (c) Sufficient Investment. The Purchasers shall be prepared to purchase at least $40,000,000 of Purchased Securities pursuant to Section 2.1.

                                   ARTICLE VI

                  COVENANTS APPLICABLE TO THE COMPANY WHILE ANY
                      PURCHASED SECURITIES ARE OUTSTANDING

         The Company covenants that while any of the Purchased Securities are held by any of the Purchasers or an assignee thereof, other than a transferee pursuant to a public sale, the Company will comply with the following provisions unless otherwise consented to in writing by the Purchasers:

         SECTION 6.1. FURTHER ASSURANCES. The Company will cooperate with the Purchasers and will execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as the Purchasers shall reasonably request to carry out to the satisfaction of the Purchasers the transactions contemplated by this Agreement and the Related Agreements.

                                   ARTICLE VII

                DELIVERY OF FINANCIAL AND OTHER REPORTS WHILE ANY
                      PURCHASED SECURITIES ARE OUTSTANDING

         The Company hereby agrees that so long as 500,000 shares of Series B Preferred are outstanding (subject to adjustment for stock splits, stock dividends and similar events) it will provide to each Purchaser holding at least 500,000 shares of Series B Preferred and/or Common Stock (subject to adjustment for stock splits, stock dividends and similar events) (a "Qualified Purchaser") the information called for by the following provisions, so long as such Qualified Purchaser has acknowledged in writing that it will be precluded from trading in the Company's stock while in possession of material information concerning the Company that has not been disclosed to the public:

         SECTION 7.1. MONTHLY STATEMENTS. Within thirty (30) days after the end of each month, commencing with the month ending March 31, 1999, the Company will deliver to each Qualified Purchaser internal, unaudited consolidated balance sheet and statement of income and retained earnings and of cash flow of the Company and its Subsidiaries as of the end of each such month, together with comparative information to the results for the same month of the prior year, and to the budget for such month and year to date results with a comparison of such year-to-date information to budget and to the comparable period of the prior year.

         SECTION 7.2. OTHER FINANCIAL INFORMATION. The Company will deliver to each Qualified Purchaser prior to the commencement of each fiscal year, an annual budget and projected monthly balance sheets and statements of income and quarterly statements of cash flow for such fiscal year, prepared on a comparative basis to the Projections and as soon as practical after preparation thereof, complete copies of all quarterly (if any) or annual budgetary analyses or forecasts of the Company and its Subsidiaries in the form customarily prepared by management for its own internal use or the use of the Board of Directors of the Company.

         SECTION 7.3. OFFICERS' CERTIFICATES. Together with delivery of the financial statements of the Company and its Subsidiaries pursuant to Sections
7.1 and 7.2, the Company shall deliver to each Qualified Purchaser a certificate of the President, chief financial officer or Treasurer of the Company to the effect that (a) such statements have been prepared in accordance with GAAP and present fairly the financial position of the Company and its Subsidiaries as of the dates specified and the results of its operations and cash flow with respect to the periods specified (subject in the case of interim financial statements and the year-end financials, when delivered prior to their having been audited, only to normal year-end audit adjustments), and (b) such officers have caused the provisions of this Agreement and the Purchased Securities to be reviewed and have no knowledge of any default, or if either such officer has such knowledge, specifying such default and the nature thereof, and what action the Company has taken, is taking or proposes to take with respect thereto.

         SECTION 7.4. NOTICE OF LITIGATION, DEFAULTS, ETC. The Company will promptly give notice to each Qualified Purchaser of any litigation or any administrative proceeding to which the Company or any of its Subsidiaries may hereafter become a party which may result in a Material Adverse Effect on the Company or any of its Subsidiaries. Forthwith upon any officer of the Company obtaining knowledge of any material default under a material agreement or any default or event of default under this Agreement or any Related Agreement, the Company will furnish a notice specifying the nature and period of existence thereof, what action the Company has taken, is taking or proposes to take with respect thereto. Promptly after the receipt thereof, the

Company will provide copies of any reports as to adequacies in accounting controls submitted by independent accountants with respect to the Company and its Subsidiaries.

         SECTION 7.5. OTHER INFORMATION. The Company will deliver to each Qualified Purchaser copies of all papers distributed from time to time to the members or stockholders of the Company at such time as such papers are so distributed to them. In addition, from time to time upon the request of a Qualified Purchaser, the Company will furnish such information regarding the business, affairs, prospects and financial condition of the Company and its Subsidiaries as the representatives or officers of a Qualified Purchaser may reasonably request. Each such representative and officers shall have the right during normal business hours to examine the books and records of the Company or any of its Subsidiaries to make copies, notes and abstracts therefrom, and to make an independent examination, at such Qualified Purchaser's cost, of the books and records of the Company or any of its Subsidiaries, all at such reasonable times and intervals as the applicable Qualified Purchaser may reasonably request.

                                  ARTICLE VIII

                               EXPENSES; INDEMNITY

         SECTION 8.1. EXPENSES. The Company hereby agrees to pay at the Closing all reasonable fees, costs and expenses incurred by the Purchasers in connection with the transactions hereunder and in connection with any amendments or waivers (whether or not the same become effective) hereof and all reasonable expenses incurred by the Purchasers in connection with the enforcement of any rights hereunder or with respect to any Purchased Security, including without limitation (i) the cost and expenses of preparing and duplicating this Agreement, each Related Agreement and the Purchased Securities; (ii) the cost of delivering to each Purchaser's principal office, insured to such Purchaser's satisfaction, the Purchased Securities sold to such Purchaser hereunder and any securities delivered to such Purchaser in exchange therefor or upon any exercise, conversion or substitution thereof; (iii) the reasonable fees, expenses and disbursements of one corporate and one regulatory counsel for the Purchasers, in connection with the preparation, administration or interpretation of this Agreement and the Related Agreements and other agreements, documents and instruments mentioned herein or therein, the Closing, any amendments, modifications, approvals, consents or waivers hereto, thereto, hereunder or thereunder; (iv) the out-of-pocket fees, expenses and costs incurred by the Purchasers in connection with the Purchasers' due diligence investigation of the Company and its Subsidiaries; and (v) all Taxes (other than Taxes determined with respect to income and Taxes relating to any transfer of the Purchased Securities to any Person other than to the Company) including, without limitation, any recording fees, filing fees and documentary stamp and similar Taxes at any time payable in respect of this Agreement or any Related Agreement or the issuance of any of the Purchased Securities and any securities issued in exchange therefor or upon any exercise, conversion or substitution thereof. Further, the Company agrees to pay all reasonable legal, consulting, accounting, appraisal and investment banking fees and charges incurred by any holder of the Purchased Securities or their representatives in connection with the enforcement of or preservation of rights under this Agreement or any Related Agreement in the event of a breach or reasonably alleged breach by the Company of its obligations hereunder or thereunder.

         SECTION 8.2. INDEMNIFICATION. The Company hereby further agrees to indemnify, exonerate and hold each Purchaser and its (if applicable) general and limited partners and their respective shareholders, officers, directors, employees and agents free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred in any capacity by any of the indemnitees as a result of or relating to (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with proceeds from the sale of any of the Purchased Securities, (ii) the execution, delivery, performance or enforcement of this Agreement, the Related Agreements or any agreement, document or instrument contemplated hereby or thereby (including, without limitation, any failure by the Company to comply with any of the covenants thereunder), or (iii) any breach of any representation or warranty of the Company in this Agreement or any Related Agreement.

         SECTION 8.3. BROKERS' FEES. The Company hereby indemnifies each Purchaser against and agrees that it will hold it harmless from any claim, demand or liability for any broker's, finder's or similar fee or commission alleged to have been incurred by the Company (and not by a Purchaser) in connection with the transactions contemplated by this Agreement or any Related Agreement.

                                   ARTICLE IX

                                     NOTICES

         Any notices or other communications required to be given pursuant to this Agreement shall be in writing and shall be deemed given: (i) upon delivery, if by hand; (ii) three (3) Business Days after mailing, if sent by registered or certified mail, postage prepaid, return receipt requested; (iii) one (1) Business Day after mailing, if sent via overnight courier; or (iv) upon transmission, if sent by telex or facsimile except that if such notice or other communication is received by telex or facsimile after 5:00 p.m. on a Business Day at the place of receipt, it shall be effective as of the following Business Day. All notices and other communications hereunder shall be given as follows:

         (a)      If to the Company, to it at:

                  MGC Communications, Inc.
                  3301 North Buffalo Drive
                  Las Vegas, Nevada  89129
                  Attention: Maurice J. Gallagher, Jr.
                  Facsimile: (702) 310-5715
                  Telephone: (702) 310-1000
                  with a copy to:

                  Ellis, Funk, Goldberg, Labovitz & Dokson, P.C.
                  Attention: Robert B. Goldberg, Esq.
                  Facsimile: 404-233-2188
                  Telephone: 404-233-2800 X222

         (b)      If to Providence Equity Partners III L.P., to it at:

                  c/o Providence Equity Partners L.L.C.
                  901 Fleet Center
                  50 Kennedy Plaza
                  Providence, Rhode Island  02903
                  Attention: Mark Masiello
                  Facsimile: (401) 751-1790
                  Telephone: (401) 751-1700

                  with a copy to:

                  Edwards & Angell, LLP
                  2800 BankBoston Plaza
                  Providence, Rhode Island  02903
                  Attention:  David K. Duffell, Esq.
                  Facsimile:  401-276-6602
                  Telephone:  401-274-9200

         (c)      If to another Purchaser, to it at the address set forth on
                  Schedule 2.1.

Any party may change its address for receiving notice by written notice given to the other names above in the manner provided above.

                                    ARTICLE X

                       SURVIVAL OF COVENANTS, AGREEMENTS,
                    REPRESENTATIONS AND WARRANTIES, TRANSFER

         All covenants, agreements, representations and warranties made herein to the Purchasers or the Company or in any other document referred to herein or delivered to the Purchasers or the Company pursuant hereto shall be deemed to have been relied on by each of the Purchasers and the Company, notwithstanding any investigation made by any of the Purchasers or on their behalf, or by the Company, and shall survive the execution and delivery of this Agreement and other such documents and the delivery to the Purchasers of the Purchased Securities for a period of eighteen (18) months after the Closing Date, except for the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.9 and 3.16, which shall survive the Closing and continue in full force and effect forever thereafter (subject to any applicable statute of limitations). Whether or not any express assignment has been made in this Agreement, the provisions of this Agreement that are for the benefit of any Purchaser as the holder of any Purchased Securities are also for the benefit of, and enforceable by, all subsequent holders of the Purchased Securities, and the provisions of this Agreement that subject any Purchaser to obligations as the holder of any Purchased Securities also subject all subsequent holders of Purchased Securities thereto.

                                   ARTICLE XI

                             AMENDMENTS AND WAIVERS

         No modification to or amendment of any provision of this Agreement shall be effective against the Company or any Purchaser unless such modification or amendment is approved in writing by the Majority Purchasers and the Company. No waiver of the rights and obligations hereunder of any party hereto shall be effective unless such waiver is in writing and duly executed and delivered by
(a) the Majority Purchasers (in the event such waiver is sought by the Company), or (b) the Company (in the event such waiver is sought by any Purchaser). The failure of any party hereto to enforce any of provision of this Agreement shall in no way be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Any amendment or waiver effected in accordance with this Article XI shall be binding upon the Company and each holder of any Purchased Security sold pursuant to this Agreement.


                                   ARTICLE XII

                              WAIVER OF JURY TRIAL

         EACH OF THE COMPANY AND THE PURCHASERS HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING EXISTING UNDER OR RELATING TO THIS AGREEMENT, THE PURCHASED SECURITIES OR ANY OF THE RELATED AGREEMENTS.

                                  ARTICLE XIII

                                  GOVERNING LAW

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF RHODE ISLAND WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE SUBSTANTIVE LAWS OF ANY OTHER STATE, AND SHALL BIND AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

                                   ARTICLE XIV

                              PUBLIC ANNOUNCEMENTS

         The Company hereby acknowledges that each Purchaser will have the right to publicize its investment in the Company as contemplated hereby by means of a press release reasonably acceptable to the Company, a tombstone advertisement or other customary advertisement in newspapers and other periodicals. The Majority Purchasers shall have the right to reasonably approve in advance the content of any public announcement by the Company regarding the transactions contemplated hereby.

                                   ARTICLE XV

                               TIME OF THE ESSENCE

         Time shall be of the essence of this Agreement.

                                   ARTICLE XVI

                ENTIRE AGREEMENT; COUNTERPARTS; SECTION HEADINGS

         This Agreement, the Purchased Securities and the Related Agreements set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any prior written or oral understandings with respect thereto. This Agreement may be executed simultaneously in one or more counterparts thereof, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures sent by telecopy shall be deemed to constitute original signatures. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         If the foregoing corresponds with your understanding of our agreement, kindly sign this letter and the accompanying copies thereof in the appropriate space below.

                                    Very truly yours,

                                    MGC COMMUNICATIONS, INC.


                                    By: /s/ Maurice J. Gallagher
                                        ----------------------------------
                                       Name: Maurice J. Gallagher
                                             -----------------------------
                                       Title: Chairman of the Board
                                             -----------------------------


Accepted and agreed to:

PROVIDENCE EQUITY PARTNERS III L.P.
By: Providence Equity Partners III L.L.C., its general partner


By: /s/ Paul J. Salem
   ---------------------------------
   Name:  Paul J. Salem
        ----------------------------
   Title: Managing Director
         ---------------------------


J K & B CAPITAL III L.P.
By: J K & B Capital, LLC its General Partner

By: /s/ David Kronfeld
   ---------------------------------
   Name:  David Kronfeld
        ----------------------------
   Title: Manager
         ---------------------------


WIND POINT PARTNERS III, L.P.


By:  /s/ James P. TenBroek
   ---------------------------------
   Name:  James P. TenBroek
        ----------------------------
   Title: Managing Director - Wind Point Investors, L.L.C., its general partner
         ---------------------------


                [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                  SCHEDULE 2.1

                               LIST OF PURCHASERS




                                                                       Aggregate Purchase
                                          Number of Purchased                Price of
                                            Securities to be             the Purchased
       Name and Address                       Purchased                     Securities
       ----------------                       ---------                     ----------
1.   Providence Equity                  4,166,667 shares of Series         $37,500,003
         Partners III L.P.              B Convertible Preferred
     Suite 900, Fleet Center            Stock
     50 Kennedy Plaza
     Providence, RI  02903

2.   JK&B Capital III L.P.              555,556 shares of Series B          $5,000,004
     205 N. Michigan Avenue             Convertible Preferred Stock
     Suite 808
     Chicago, IL  60601

3.   Wind Point Partners III, L.P.      555,556 shares of Series B          $5,000,004
     One Towne Square                   Convertible Preferred Stock
     Suite 780
     Southfield, MI  48076

                              TOTAL:                     5,277,779         $47,500,011